Exhibit 99.1

News Release
CONTACT:
Michael Perlman
Assistant Treasurer
KLX Inc.
(561) 383-5100

KLX INC. TO TAKE $11 MILLION AFTER-TAX CHARGE IN THE FOURTH QUARTER OF 2015 ASSOCIATED WITH COST REDUCTION INITIATIVES

WELLINGTON, FL, March 2, 2016 — KLX Inc. (NASDAQ: KLXI), today announced that it expects to recognize fourth quarter charges associated with its cost reduction initiatives. Although the cost reduction activities and charges principally relate to its Energy Services Group segment (“ESG”), approximately 30 percent relates to efficiency initiatives in our Aerospace Solutions Group segment (“ASG”).  The charges reflect costs associated with facilities consolidation, workforce reductions and other related costs. The Company plans to consolidate several facilities, and reduce headcount by approximately 400 employees. Total after-tax charges for the associated activities, for both ASG and ESG, are expected to be approximately $11 million.

“The ASG cost reduction initiatives are targeted to achieve a 2016 EBIT margin in excess of 18 percent on an unadjusted basis. The ESG initiatives are expected to further reduce costs and improve efficiencies due to the continuing deterioration in the oil and gas industry as a result of plummeting oil and gas prices driven by excess global supply. Since December 2014, the domestic onshore drilling rig count has declined by approximately 75 percent from 1,848 rigs to 473 rigs, currently. The sharp decrease in activity has resulted in significant reductions in both volume and pricing, which require a further right-sizing of our business. We expect our initiatives will be largely completed by the end of the second quarter of 2016 and believe they will provide substantial progress to move our ESG segment toward our goal of achieving break-even cash flow results in these very challenging times,” said Amin J. Khoury, Chief Executive Officer and Chairman of KLX Inc.

As previously reported, the Company intends to release its financial results on Tuesday, March 8, 2016 at 9:00 AM EST.  A live audio broadcast of the conference call, along with a supplemental presentation, will be available on the investor relations page of the KLX website at www.klx.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements.  Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), which include its Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  The declaration and payment of future dividends, share repurchases, and repayment of outstanding debt are at the discretion of the Board of Directors and will depend on the Company’s future earnings, capital requirements, financial conditions, operating conditions, contractual restrictions and such other factors as the Board of Directors may deem relevant. For more information, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings.  The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About KLX Inc.

KLX Inc., through its two operating segments, provides mission critical products and complex logistical solutions to support its customers’ high value assets. KLX serves its customers in demanding environments that face high cost of downtime and require dependable, high quality just-in-time customer support. The Aerospace Solutions Group is the world’s leading distributor and value added service provider of aerospace fasteners and consumables offering the broadest range of aerospace hardware and consumables and inventory management services worldwide. The Energy Services Group provides vital services and products to the oil and gas industry on an episodic, 24/7 basis. For more information, visit the KLX website at www.klx.com.

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